EXHIBIT 21

SUBSIDIARIES OF LANDRY’S RESTAURANTS, INC.

Brenner's on the Bayou, Inc.	LCH Acquisition, Inc.
C. A. Muer Corporation	LCHLN, Inc.
Capt. Crab’s Take-Away of 79th Street, Inc.	LGE, Inc.
CHLN, Inc.	LSRI Holdings, Inc.
CHLN-Maryland, Inc.	Marina Acquisition Corporation of Florida, Inc.
Crab House, Inc.	Nashville Aquarium, Inc.
FSI Devco, Inc.	Nevada Acquisition Corp.
FSI Restaurant Development Limited	Ocean Blue Industries, Inc.
GNL, CORP.	Rainforest Cafe Canada Holdings, Inc.
GNLV, CORP.	Rainforest Cafe, Inc.
Golden Nugget Experience, LLC	Rainforest Cafe, Inc. - Baltimore County
Golden Nugget, Inc.	Rainforest Cafe, Inc. - Cha Cha
Hospitality Headquarters, Inc.	Rainforest Cafe, Inc. - Kansas
Houston Aquarium, Inc.	Rainforest Trademark, Inc.
Inn at the Ballpark Catering, Inc.	Saltgrass, Inc.
Island Entertainment, Inc.	Seafood Holding Supply, Inc.
Island Hospitality, Inc.	Summit Aircraft Services, Inc.
Landry's Crab Shack, Inc.	Summit One Network, Inc.
Landry's Development, Inc	Summit Seafood Supply, Inc.
Landry's Downtown Aquarium, Inc.	Summit Supply, Inc.
Landry's G.P., Inc.	The Hofbrau, Inc.
Landry's Gaming, Inc.	T-Rex Cafe - Kansas City, Inc.
Landry's Harlows, Inc	T-Rex Cafe - Orlando, Inc.
Landry's Limited, Inc.	T-Rex Café - Reno, Inc.
Landry's Management, L.P.	T-Rex Cafe, Inc.
Landry's Pesce, Inc.	West End Seafood, Inc.
Landry's Seafood & Steak House - Corpus Christi, Inc.	Willie G's Galveston, Inc
Landry's Seafood House - Alabama, Inc.	Willie G's Post Oak, Inc.
Landry's Seafood House - Arlington, Inc.	WSI Fish Limited
Landry's Seafood House - Biloxi, Inc.	Yorkdale Rainforest Restaurants, Inc.
Landry's Seafood House - Colorado, Inc.
Landry's Seafood House - Florida, Inc.
Landry's Seafood House - Lafayette, Inc.
Landry's Seafood House - Memphis, Inc.
Landry's Seafood House - Minnesota, Inc.
Landry's Seafood House - Missouri, Inc.
Landry's Seafood House - Nevada, Inc.
Landry's Seafood House - New Mexico, Inc.
Landry's Seafood House - New Orleans, Inc.
Landry's Seafood House - North Carolina, Inc.
Landry's Seafood House - Ohio, Inc.
Landry's Seafood House - San Luis, Inc.
Landry's Seafood House - South Carolina, Inc.
Landry's Seafood Inn & Oyster Bar - Galveston, Inc.
Landry's Seafood Inn & Oyster Bar - Kemah, Inc.
Landry's Seafood Inn & Oyster Bar - San Antonio, Inc.
Landry's Seafood Inn & Oyster Bar - Sugar Creek, Inc.
Landry's Seafood Inn & Oyster Bar, Inc.
Landry's Seafood Inn & Oyster Bar II, Inc.
Landry's Seafood Kemah, Inc.
Landry's Trademark, Inc.